UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 837-1200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As previously disclosed, on April 30, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case number 10-11485. On July 30, 2010, MiddleBrook completed the previously announced sale of substantially all of its assets (the “Sale”) to Victory Pharma, Inc. (“Victory”), pursuant to the Asset Purchase Agreement, dated May 14, 2010, by and between the Company and Victory (the “Agreement”). The Sale, which was conducted under the provisions of Section 363 of the Bankruptcy Code, was approved by the Bankruptcy Court on July 28, 2010.
On November 4, 2010, MiddleBrook filed the Debtor’s Plan of Liquidation (the “Plan”) and the Disclosure Statement for the Debtor’s Plan of Liquidation (the “Disclosure Statement”) with the Bankruptcy Court. A copy of the Plan and the Disclosure Statement are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
The information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Debtor’s Plan of Liquidation

99.2	Disclosure Statement for the Debtor’s Plan of Liquidation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: November 10, 2010	By:	/s/ Brad Cole
Brad Cole
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Debtor’s Plan of Liquidation

99.2	Disclosure Statement for the Debtor’s Plan of Liquidation